EXHIBIT 4.5

UNITED STATES

SUBSCRIPTION AGREEMENT FOR

9.75% CONVERTIBLE SENIOR UNSECURED SUBORDINATED DEBENTURES

TO:	Gastar Exploration Ltd. (the “Corporation”)
AND TO:	Westwind Partners Inc. (the “Agent”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the principal amount of 9.75% convertible senior unsecured subordinated debentures (the “Debentures”) of the Corporation set forth below, at an aggregate subscription price that is equivalent to the principal amount of Debentures purchased (the “Aggregate Subscription Price”), representing a subscription price of $1,000 (U.S.) per Debenture, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for 9.75% Convertible Senior Unsecured Subordinated Debentures of Gastar Exploration Ltd.” attached hereto (together with this page and the attached Exhibits, the “Subscription Agreement”). In addition to this face page, the Subscriber must also complete all applicable Exhibits attached hereto.

Principal Amount of Debentures Subscribed for and Aggregate Subscription Price (U.S.): $
(Name of Subscriber - please print)

By:

Deliver the Debentures as set forth below:

(Name)

(Account reference, if applicable)

(Contact Name)

(Address, including ZIP code)

Register the Debentures as set forth below:

(Name)

(Account reference, if applicable)

(Address, including ZIP code)

(Authorized Signature)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address, including ZIP code)

(Telephone Number)                                    (E-Mail Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Agent) and that the Subscriber is entitled to rely thereon as though the Subscriber was a party thereto.

                    , 2004

GASTAR EXPLORATION LTD.	Subscription No:

By:

This is the first page of an agreement comprised of 11 pages (not including Exhibits 1 - 3).

TERMS AND CONDITIONS OF SUBSCRIPTION FOR

9.75% CONVERTIBLE SENIOR UNSECURED SUBORDINATED DEBENTURES

OF GASTAR EXPLORATION LTD.

Terms of the Offering

1. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part.

2. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)	the Debentures subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to $30,000,000 (U.S.) principal amount of Debentures at an issue price of $1,000 (U.S.) per Debenture on a best efforts marketed offering basis through the Agent (the “Offering”); and

(b)	the Offering is not subject to any minimum subscription level, and therefore, any funds invested are available to the Corporation and will be paid to the Corporation on the Closing Date; and

(c)	the Debentures will be duly and validly created and issued pursuant to, and the conversion thereof shall be governed by, the terms and conditions of a trust indenture (the “Indenture”) to be dated the Closing Date between the Corporation and CIBC Mellon Trust Company, as trustee, which Indenture shall include the following terms:

(i)	the Debentures will be limited in the aggregate principal amount to $30,000,000 (U.S.). The Corporation may, however, from time to time, without the consent of the holders of the Debentures, issue additional debentures in addition to the Debentures offered hereby;

(ii)	the Debentures will be issuable only in denominations of $1,000 (U.S.) and integral multiples thereof. At the closing of the Offering, the Debentures will be available for delivery in certificated form;

(iii)	the Debentures will bear interest from the date of issue at 9.75% per annum, which will be payable quarterly in arrears on February 10, May 10, August 10 and November 10 in each year, commencing with February 10, 2005. The first payment will include accrued and unpaid interest for the period from the Closing Date to February 10, 2005. The interest on the Debentures will be payable in lawful money of the United States of America. The principal amount of the Debentures will also be payable in lawful money of the United States of America;

(iv)	the Debentures will be direct obligations of the Corporation and will not be secured by any mortgage, pledge, hypothecation or other charge and will be subordinated to all existing senior secured and unsecured indebtedness of the Corporation. In addition, the Indenture will not restrict the Corporation from incurring additional indebtedness for borrowed money or for mortgaging, pledging or charging its properties to secure any indebtedness;

(v)	the Debentures will be convertible at the option of the holder into fully paid and non-assessable common shares of the Corporation (the “Underlying Shares”) at any time prior to 5:00 p.m. (Toronto time) on the business day prior to the maturity date, being the date that is five years and one (1) day subsequent to the Closing Date, at an initial conversion price of $4.62 (U.S.) ($5.75 (Canadian)) per Underlying Share (the “Conversion Price”), being an initial conversion rate of approximately 216 Underlying Shares per $1,000 (U.S.) principal amount of Debentures. The Conversion Price shall be adjusted in accordance with specified anti-dilution clauses relating to changes in the Corporation’s share capital (including share splits, dividends, share consolidations, share dividends and similar recapitalizations) and other distributions of Underlying Shares of the Corporation, and as described in Section 5 hereof, all as more particularly set forth in the Indenture. Holders converting their Debentures shall be entitled to receive, in addition to the applicable number of Underlying Shares, accrued and unpaid interest in respect thereof for the period up to the date of conversion from the date of the latest interest payment date on the Debentures;

(vi)	the Debentures will be redeemable by the Corporation, in whole, or from time to time in part, at any time after the second anniversary of the Closing Date, on at least 30 days notice, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, provided that the volume weighted average trading price (as calculated in accordance with the Indenture) of the Underlying Shares on the Toronto Stock Exchange for at least 20 trading days in any consecutive 30 day period ending five trading days prior to the date on which notice of redemption is given exceeds $7.50 (Canadian); and

(d)	the Indenture shall otherwise be in such form and contain such terms as shall be approved by the Corporation and the Agent; and

(e)	in the event the Corporation or its agent is required to deduct or withhold any tax from payments due under the Debentures to the Subscriber, the Corporation shall so deduct or withhold and pay over to the taxing authority imposing such tax the amount required to be deducted or withheld and the amounts otherwise payable to the Subscriber will be reduced accordingly.

Representations, Warranties and Covenants by Subscriber

3. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation and the Agent and their respective counsel (and acknowledges that the Corporation and the Agent, and their respective counsel, are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)	it has been advised that trading in the Debentures and the Underlying Shares will be subject to various limitations and holding periods of up to two years under the securities laws of the United States and Canada regardless of the residence of the Subscriber; it has been independently advised as to restrictions with respect to trading in the Debentures and the Underlying Shares imposed by applicable securities legislation in the jurisdiction in which it resides; it confirms that no representation has been made to it by or on behalf of the Corporation or the Agent with respect thereto; it acknowledges that it is aware of the characteristics of the Debentures and the Underlying Shares, the risks relating to an investment therein, that there is no market for the Debentures, and of the fact that it may not be able to resell the Debentures and the Underlying Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Debentures and the Underlying Shares will bear a legend indicating that the resale of such securities is restricted, and the Subscriber further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of resale restrictions applicable to it; and

(b)	other than the Corporation’s confidential power point presentation and a confidential term sheet (collectively, the “Offering Documents”), it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Debentures and the Underlying Shares; and

(c)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Debentures; and

(d)	it is, and at all times since the Subscriber received a copy of the Offering Documents, was, (i) a resident of and was offered the Debentures in the jurisdiction set forth as the “Subscriber’s Address” under its signature on the face page of this Subscription Agreement, and (ii) an institutional investor, which qualifies as an “accredited investor” (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D promulgated by the U.S. Securities and Exchange Commission (“SEC”)) as indicated on Exhibit 1; if the state of principal residence, or the state of its principal office or principal place of business, changes, or its address changes in any other respect, before the consummation of his, her or its purchase of the Debentures subscribed for under this Subscription Agreement, it will promptly notify the Corporation, and if the change in the state of principal residence, or its principal office or principal place of business, is to a state in which an offer and/or sale of the Debentures is prohibited by applicable law, any offer to sell Debentures to it made before notification of the change in the state of principal residence, or its principal office or principal place of business, shall be deemed retracted and it shall cease to be entitled to purchase Debentures pursuant to such offer; and

(e)	it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Debentures or the Underlying Shares or the adequacy or accuracy of the information set forth in any document provided to him, her or it; and

(ii)	there is no government or other insurance covering the Debentures or the Underlying Shares; and

(iii)	there are risks associated with the purchase of the Debentures and the Underlying Shares, which securities are a speculative investment that involves a high degree of risk of loss of entire investment; and

(iv)	there are substantial restrictions on the Subscriber’s ability to resell the Debentures and the Underlying Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Debentures or the Underlying Shares; and

(v)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Debentures pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)	the Debentures and the Underlying Shares shall not be resold until after the expiry of the applicable “hold” or “restricted” period attaching to such Debentures and the Underlying Shares under United States and Canadian laws, unless sold pursuant to an exemption under all applicable securities laws, and the certificates evidencing the Debentures and the Underlying Shares which it shall receive will bear a legend referring to such restrictions on resale and neither the Corporation nor any transfer agent of the Corporation will register any transfers of such Debentures and the Underlying Shares not made in compliance with such restrictions on resale; and

(f)	it is purchasing the Debentures directly from the Corporation pursuant to Regulation D under U.S. Securities Act of 1933, as amended (the “1933 Act”), and:

(i)	it is authorized to consummate the purchase of the Debentures; and

(ii)	it understands and acknowledges that the Debentures and the Underlying Shares have not been and will not be registered under the 1933 Act, or any applicable state securities laws, and that the sale contemplated hereby is being made in reliance on a private placement exemption to institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act (“Institutional Accredited Investors”) and similar exemptions under state law. Accordingly, the Debentures and the Underlying Shares will be “restricted securities” within the meaning of Rule 144 under the 1933 Act, and therefore may not be offered or sold by it, directly or indirectly, in the United States without registration under United States federal and, if not preempted, state securities laws, except in compliance with paragraph 3(f)(v) and, the Subscriber understands that the certificates representing the Debentures and the Underlying Shares issued to it will contain a legend in respect of such restrictions which is set out in (vi) below; and

(iii)	it has received, for its information only, a copy of this Subscription Agreement, a copy of the Corporation’s confidential power point presentation and a confidential term sheet relating to the offering in the United States of the Debentures; it has been offered the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any information the Subscriber deems necessary to verify the accuracy of any information regarding the Corporation; and has had access to such additional information, if any, concerning the Corporation as it has considered necessary in connection with its investment decision to invest in the Debentures; and

(iv)	the Subscriber has a pre-existing personal or business relationship with the Corporation or one of its officers, directors or controlling persons, or by reason of the Subscriber’s business or financial experience, it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Debentures and is able to bear the economic risks of such investment and can be reasonably assumed to have the capacity to protect his, her or its own interests in connection with the transaction contemplated by this Subscription Agreement; and

(v)	it agrees that if it decides to offer, sell or otherwise transfer any of the Debentures or Underlying Shares, it will not offer, sell or otherwise transfer any of such Debentures or Underlying Shares, directly or indirectly, except: (A) to the Corporation, (B) outside the United States in accordance with Regulation S under the 1933 Act, and in compliance with applicable local laws and regulations, (C) inside or outside the United States after one year pursuant to the exemption from registration under the 1933 Act provided by Rule 144 thereunder, (D) to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the 1933 Act) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (E) inside the United States, in any other transaction exempt from registration under the 1933 Act and, in any event, in compliance with any applicable state securities laws of the United States, provided that prior to any transfer pursuant to this clause (E), the Corporation may require a legal opinion reasonably satisfactory to the Corporation that such transfer is exempt from registration under the 1933 Act and applicable state securities laws, and, in each instance, in compliance with any applicable state securities laws of the United States or (F) pursuant to a registration statement effective under the 1933 Act and covering such offer, sale and transfer; and

(vi)	it understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or state securities laws, the certificates representing the Debentures and the Underlying Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GASTAR EXPLORATION LTD. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO GASTAR EXPLORATION LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE OR OUTSIDE THE UNITED STATES, PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, (D) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (E) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND COVERING SUCH OFFER, SALE OR TRANSFER (IT BEING UNDERSTOOD THAT THE ISSUER SHALL BE UNDER NO OBLIGATION TO FILE SUCH REGISTRATION STATEMENT). HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY UPON DELIVERY OF AN OPINION OF COUNSEL, IN A FORM SATISFACTORY TO CIBC MELLON TRUST COMPANY AND GASTAR EXPLORATION LTD., TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT TOGETHER WITH OTHER DOCUMENTATION REASONABLY REQUESTED BY CIBC MELLON TRUST COMPANY OR THE CORPORATION;

provided, that if Debentures or Underlying Shares are being sold in compliance with the requirements of Rule

144 under the 1933 Act or pursuant to an effective registration statement under the 1933 Act, the above legend may be removed by delivery of (i) an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to the effect that such Debentures or Underlying Shares held by it are being sold pursuant to Rule 144 of the 1933 Act or pursuant to an effective registration statement under the 1933 Act, as the case may be, and (ii) such other documentation reasonably requested by CIBC Mellon Trust Company or the Corporation;

provided, further, that if (i) it is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of the Corporation, (ii) it has not been such an affiliate in the preceding three months, and (iii) at least two years (or such shorter period as may be permitted under Rule 144(k) or any successor rule) have elapsed since the later of the date the Debentures (or the original Debentures if the securities constitute Underlying Shares issued upon conversion of such original Debentures) were acquired from the Corporation or from an affiliate of the Corporation, then the above legend may be removed from any certificates representing such Debentures or Underlying Shares held by it by delivery to CIBC Mellon Trust Company of an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, to the effect that any such Debentures or Underlying Shares held by it may be sold pursuant to Rule 144(k) (or any successor rule) of the 1933 Act and such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

and the Corporation shall use its reasonable best efforts to cause the registrar and transfer agent of the Corporation to remove the foregoing U.S. legend within three business days (excluding weekends and holidays) of receipt of the foregoing, as applicable; and

(vii)	it is an Institutional Accredited investor as set forth in Exhibit 1 hereto and is acquiring the Debentures as principal for its own account for investment, and not with a view to any resale, distribution or other disposition of the Debentures or the Underlying Shares, in violation of United States securities laws; the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer, assign or pledge to such person or anyone else all or any part of the Debentures or Underlying Shares for which the Subscriber hereby subscribes, and the Subscriber has no plans or intentions to enter into any such contract, undertaking or arrangement; and

(viii)	it has concurrently executed and delivered Exhibit 1 hereto with this Subscription Agreement which Exhibit is incorporated into and forms a part of this Subscription Agreement; and

(ix)	the Subscriber has read, is fully familiar with, and completely understands, the Offering Documents and any other documents and information which he, she or it deems material to making an investment decision with respect to the Debentures; and

(x)	the financial condition of the Subscriber is such that he, she or it has no need for liquidity with respect to his, her or its investment in the Debentures to satisfy any existing or contemplated undertaking or indebtedness, and he, she or it has no need for a current return on his, her or its investment in the Debentures; he, she or it is able to bear the economic risk of his, her or its investment in the Debentures for an indefinite period of time, including the risk of losing all of his, her or its investment, and the loss of his, her or its entire investment in the Debentures would not materially adversely affect the standard of living of the Subscriber or his or her family; and

(xi)	all information that the Subscriber has provided in this Subscription Agreement concerning the Subscriber and his, her or its financial condition is correct and complete as of the date the Subscriber has executed this Subscription Agreement, and if there should by any material change in such information prior to the acceptance of the Subscriber’s subscription for the Debentures subscribed for under this Subscription Agreement, the Subscriber will immediately so notify the Corporation; and

(g)	it understands and acknowledges that the certificates representing the Debentures and the Underlying Shares will also bear a legend that the securities cannot be traded through the facilities of stock exchanges in Canada since the certificate is not freely transferable and consequently is not “good delivery” in transactions on such stock exchanges unless on or prior to such trade, arrangements have been made to remove the legends as provided in the provisos of Section 3(f)(vi) hereof, and it acknowledges that such stock exchanges would deem the selling security holder to be responsible for any loss incurred on a sale made by such security holder in such securities; and

(h)	it understands and acknowledges that the Corporation has the right to instruct the transfer agent for the Debentures and the Underlying Shares not to record a transfer by any person in the United States without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the 1933 Act and any applicable state securities laws; and

(i)	it acknowledges that it has not purchased the Debentures as a result of any general solicitation or general advertising, as such terms are defined in Regulation D under the 1933 Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(j)	except as provided herein, no person has made to the Subscriber any written or oral representation:

(i)	that any person will resell or repurchase the Debentures or the Underlying Shares;

(ii)	that any person will refund the purchase price of the Debentures or the Underlying Shares; or

(iii)	as to the future price or value of the Debentures or the Underlying Shares; and

(k)	it understands and acknowledges that, except as set forth in Section 4 hereof, the Corporation is not obligated to file and has no present intention of filing with the SEC or with any state securities administration any registration statement in respect of resales of the Debentures or the Underlying Shares; and

(l)	it understands and acknowledges that the Corporation (i) is not presently, nor is the Corporation under any obligation to become, a “foreign private issuer”, as such term is defined in Regulation S of the 1933 Act and (ii) notwithstanding any statements to the contrary in the confidential term sheet or otherwise made in connection with the offering of Debentures, since the Corporation is not a foreign private issuer, the 1933 Act restricts the offer, sale or transfer of the Debentures and the Underlying Shares both within and outside of the United States, as set forth in this Subscription Agreement; and

(m)	if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(n)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(o)	in the case of a subscription by it for Debentures acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such principal; and

(p)	it is aware that there is no market and may never be a market for the Debentures and that none is expected to develop, and acknowledges and confirms that no representation has been made to it with respect to the future value or price of the Debentures or that the Debentures will be listed on any stock exchange or that application has been or will be made for such listing; and

(q)	except for the representations and warranties made by the Corporation to the Agent in the Agency Agreement and the Subscriber’s review of the Corporation’s confidential power point presentation and a confidential term sheet, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agent, and agrees that the Agent and the Agent’s counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been generally disclosed; and

(r)	it acknowledges that the Corporation’s counsel and the Agent’s counsel are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber; and

(s)	it understands, acknowledges and is aware that the Debentures are being offered for sale only on a “private placement” basis and that the sale and delivery of the Debentures is conditional upon such sale being exempt from the requirements under applicable securities legislation as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the filing of a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(t)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Debentures, including, without limitation: (i) a duly completed copy of Exhibit 1; and (ii) a duly executed and completed Private Placement Questionnaire and Undertaking required by the Toronto Stock Exchange, a copy of which is attached hereto as Exhibit 2; and

(u)	the acquisition of the Debentures hereunder by the Subscriber will not, and the acquisition of the Underlying Shares by the Subscriber would not, result in the Subscriber becoming a “control person”, as defined under applicable securities laws; and

(v)	the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(w)	the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Debentures and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(x)	it shall provide a duly executed and complete U.S. Internal Revenue Service Form W-9 (in the form attached as Exhibit 3 or any successor form) promptly upon learning that any such form previously provided has become obsolete or incorrect.

Resale Commitments

4. The Corporation will use its reasonable commercial efforts to either: (i) file a registration statement (the “Registration Statement”) on proper form with the SEC covering the resale of all Underlying Shares that are restricted under the 1933 Act, (ii) obtain an SEC no-action letter to permit resales of the Underlying Shares through the facilities of the Toronto Stock Exchange, within 120 days of the Closing Date, or (iii) provide a legal opinion of U.S. counsel satisfactory to the Agent regarding the ability of subscribers to resell the Underlying Shares without undue restrictions. If the Corporation does not receive the SEC no-action letter or the Agent does not receive a satisfactory legal opinion as provided in (ii) and (iii) above, respectively, the Corporation shall use its reasonable commercial efforts to cause the Registration Statement to be declared effective as soon as possible. The Corporation shall cause the Registration Statement to remain effective until the earlier of (i) 30 days after all the Debentures have been converted into Underlying Shares, or (ii) one year from the Closing Date.

5. The Indenture pursuant to which the Debentures will be issued will provide for the provisions set forth in this Section 5. If the Corporation does not receive the SEC no-action letter or the Agent does not receive a satisfactory legal opinion as provided under Section 4 above and if the Registration Statement is not declared effective within four months from the Closing Date, the conversion price of the Debentures shall be reduced to $4.54 (U.S.) ($5.65 (Canadian)). If the Registration Statement is not declared effective within six months from the Closing Date, the conversion price of the Debenture shall be reduced to $4.46 (U.S.) ($5.55 (Canadian)). If the Registration Statement is not declared effective within eight months from the Closing Date, the conversion price of the Debentures shall be reduced to $4.38 (U.S.) ($5.45 (Canadian)). The Corporation cannot assure that the Registration Statement will be declared effective by the SEC or that an SEC no-action letter or satisfactory legal opinions can be obtained. Accordingly, the foregoing shall constitute the sole remedy of subscribers for failure to effect the Registration Statement or obtain an SEC no-action letter or opinions.

6. The Subscriber acknowledges and agrees that, if it chooses to avail itself of the use of the Registration Statement it will, upon request of the Corporation, timely furnish to the Corporation for use and publication in the Registration Statement all selling shareholder information required to be included in the Registration Statement, and the Subscriber will advise the Corporation whenever such information is incorrect and will furnish updated information. The Subscriber acknowledges that failure to timely provide such information, and to keep such information updated, will excuse the Corporation from maintaining or filing the Registration Statement for the benefit of such Subscriber. The Subscriber agrees to indemnify and hold harmless the Corporation, its respective officers, directors, partners, employees, representatives and agents, or any controlling persons (any such person referred to hereinafter shall be referred to as an “Indemnified Holder”), against any losses, claims, damages or liabilities to which such Indemnified Holder may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by the Subscriber for use in the Registration Statement or related prospectus, or any amendment or supplement thereto or any related preliminary prospectus or (ii) the omission or alleged omission to state therein a material fact required to be included in such information requested by the Corporation or necessary to make such information not misleading, in the light of the circumstances under which such information is furnished.

7. The Subscriber acknowledges that if the Registration Statement is declared effective (i) the Corporation shall be under no obligation to arrange an underwriting or otherwise assist in providing for any proposed sales of Underlying Shares covered by the Registration Statement and (ii) in order to update the Registration Statement with periodic information or material non-public information as required by the 1933 Act, the effectiveness of the Registration Statement, and the ability of the Subscriber to effect sales of Underlying Shares covered thereby, will be periodically suspended from time to time upon notice to the holders of Debentures or Underlying Shares. The Corporation shall not be required to specify in any notice to the nature of the event giving rise to the suspension. The Corporation will use its reasonable efforts to limit these suspended periods to those required by the 1933 Act.

Closing

8. The Subscriber agrees to deliver to the Agent, not later than 12:00 p.m. (Toronto time) on November 4, 2004: (a) this duly completed and executed Subscription Agreement; (b) Exhibit 1 duly completed; (c) a duly executed and completed Private Placement Questionnaire and Undertaking required by the Toronto Stock Exchange in the form of Exhibit 2; (d) a duly executed and complete U.S. Internal Revenue Service Form W-9 (in the form attached as Exhibit 3); and (e) a certified cheque or bank draft payable to the Agent for the Aggregate Subscription Price or payment of the same amount in such other manner as is acceptable to the Agent. If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the subscription amount will be promptly returned to it without interest.

9. The sale of the Debentures pursuant to this Subscription Agreement will be completed at the offices of Burnet, Duckworth & Palmer LLP, the Corporation’s counsel, in Calgary, Alberta at 10:00 a.m. or such other time as the Corporation and the Agent may agree (the “Closing Time”) on November 10, 2004 or such other date as the Corporation and the Agent may agree (the “Closing Date”). At the Closing Time, subject to the terms of the Agency Agreement, the Agent shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and the aggregate subscription amount against delivery by the Corporation of the certificates representing the Debentures.

10. The Corporation and the Agent shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreements, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

11. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Debentures. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent and their respective counsel in determining the eligibility of a purchaser of Debentures and the Subscriber agrees to indemnify and hold harmless the Corporation and the Agent and their respective affiliates, shareholders, directors, officers, partners, employees and agents, from and against all losses, claims, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at Gastar Exploration Ltd., 888, 900 – 6th Avenue S.W., Calgary, Alberta, T2P 3K2, Attention: Sara-Lane Sirey, Corporate Secretary (Fax Number: (403) 237-6518) and the Agent at Westwind

Partners Inc., 70 York Street, 10th Floor, Toronto, Ontario, M5J 1S9, Attention: Nick Pocrnic (Fax Number: (416) 815-1808), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

12. The Subscriber acknowledges that the Agent has agreed to offer the Debentures on a best efforts marketed “private placement” basis and, in connection therewith, the Corporation and the Agent have entered into, or will enter into prior to the Closing Date, an agreement (the “Agency Agreement”) pursuant to which the Agent, in connection with the issue and sale of the Debentures, will receive a fee from the Corporation. The Subscriber hereby irrevocably authorizes the Agent: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete or correct any errors or omissions in any form or document, including this Subscription Agreement, provided by the Subscriber; (c) to receive on its behalf certificates representing the Debentures purchased under this Subscription Agreement; (d) to approve any opinions, certificates or other documents addressed to the Subscriber; (e) to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber and contained in the Agency Agreement; and (f) to exercise any rights of termination contained in the Agency Agreement.

13. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Debentures under applicable securities legislation, preparing and registering certificates representing Debentures to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent; and (c) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in Section 8 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

14. The Subscriber represents and warrants that the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

15. The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the Toronto Stock Exchange and all other required regulatory approvals.

16. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Debentures to the Subscriber shall be borne by the Subscriber.

17. The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta. Time shall be of the essence hereof.

18. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

19. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent for the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

20. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

21. Subject to Section 12, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

22. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

23. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

24. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

25. In this Subscription Agreement (including the Exhibits hereto) all references to dollar amounts are to United States dollars, unless otherwise indicated.

EXHIBIT 1

1.	Accredited Investor – (defined in Rule 501(a) of SEC Regulation D) includes any person who comes within any of the following categories at the time of the sale of the securities to that person:

(501(a)(1)) any bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of such Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, any insurance company as defined in Section 2(13) of the U.S. Securities Act of 1933, any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940, any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, any employee benefit plan within the meaning of Title 1 of the U.S. Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the U.S. Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(501(a)(2)) any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

(501(a)(3)) any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(501(a)(7)) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii).

NOTE: The investor should initial beside the portion of the above definition applicable to it.

All monetary references in this Exhibit 1 are in United States Dollars.

EXHIBIT 2

TORONTO STOCK EXCHANGE

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.	DESCRIPTION OF TRANSACTION

	(a)	Name of Issuer of the Securities

Gastar Exploration Ltd.

	(b)	Number and Class of Securities to be Purchased

$ (U.S.) principal amount of 9.75% Convertible Senior Unsecured Subordinated Debentures (the “Debentures”)

	(c)	Purchase Price

$1,000 (U.S.) per Debenture

2.	DETAILS OF PURCHASER

	(a)	Name of Purchaser: ___________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

	(b)	Address: ___________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

	(c)	Names and addresses of persons having a greater than 10% beneficial interest in the purchaser:

___________________________________________________________________________________________________

___________________________________________________________________________________________________
___________________________________________________________________________________________________

3.	RELATIONSHIP TO ISSUER

(a) Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

(b) If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company? If so, give details.

4.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

UNDERTAKING

TO:	The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at ,

this day of , 2004
(Name of Purchaser – please print)

(Authorized Signature)

(Official Capacity – please print)

(please print here name of individual whose signature appears above, if different from name of purchaser printed above)

2

EXHIBIT 3

U.S. INTERNAL REVENUE SERVICE FORM W-9